Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Post-Effective Amendment No. 4 to Form S-11 on Form S-3 (No. 333-119265) of Corporate Property Associates 16 – Global Incorporated of our report dated March 27, 2008 relating to the financial statements and financial statement schedules, which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
March 27, 2008
CPA®:16 – Global 2007 10-K — 81